Exhibit 99.1

Farmer Brothers Amends Credit Agreement to Support Strategic Initiatives

NORTHLAKE, Texas, March 11, 2020 - Farmer Bros. Co. (NASDAQ: FARM) (the "Company") today announced it has amended its credit facility with JPMorgan Chase Bank, N.A to increase the Company’s flexibility in funding future capital improvements and execute on the strategic projects underpinning the Company’s five key initiatives. The $125 million credit facility has a maturity date in November 2023 and is subject to affirmative and negative covenants customary in a senior secured lending facility, including financial covenants relating to leverage and interest expense coverage.

“We are pleased to unlock additional flexibility to fund our strategic initiatives through this amendment,” said Deverl Maserang, Farmer Brothers’ President and CEO. “We appreciate the confidence of our lenders in our business and transformation strategy. Our team remains focused on executing key initiatives including the rebalancing of volume across our manufacturing network, optimizing our supply chain, evolving our product portfolio and enhancing our service capability. We are confident that we are on the right path to return Farmer Brothers to a position of strength for the long term.”

Additional details relating to the amendment will be available in a Form 8-K that the Company will file with the U.S. Securities and Exchange Commission.

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company’s product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers like restaurant and convenience store chains, hotels, casinos, healthcare facilities, and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products, and foodservice distributors.

Headquartered in Northlake, Texas, Farmer Bros. Co. generated net sales of $595.9 million in fiscal 2019 and has approximately 1,470 employees nationwide. The Company’s primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™, China Mist® and Boyds®.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this press release and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission (“SEC”). Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the success of our corporate relocation plan, the impact of capital improvement projects, the adequacy and availability of capital resources to fund our existing and planned business operations and our capital expenditure requirements, the capacity to meet the demands of the Company’s large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the success of the Company to retain and/or attract qualified employees, the effect of the capital markets, stockholder activity and fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price risk, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, the Company's success in attracting new and retaining existing customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks described in this press release and other factors described from time to time in the Company's filings with the SEC.

Contact:
Joele Frank, Wilkinson Brimmer Katcher
Leigh Parrish
212-355-4449

212-355-4449